Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-4

(Form Type)

HH&L Acquisition Co.

(Exact Name of Registrant as Specified in its Charter)

Table 1 Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Being Registered(1)	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock(2) (3)	Fee Calculation Rule	41,400,000	$ 9.99 (4)	$413,586,000 (4)	0.00011020	$45,577.18
Fees to Be Paid	Equity	Redeemable Warrants(2)(5)	Fee Calculation Rule	20,700,000	$ 0.0513(6)	$1,061,910(6)	0.00011020	$117.02
Fees to Be Paid	Equity	Common Stock(2) (7)	Fee Calculation Rule	46,000,000(4)	$ 9.99 (4)	$459,540,000 (4)	0.00011020	$50,641.31
Fees Previously Paid		—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—
	Total Offering Amounts					$874,187,910		—
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$96,335.51

(1)

Immediately prior to the consummation of the Merger described in the proxy statement / prospectus forming part of this registration statement (the “proxy statement / prospectus”), HH&L Acquisition Co., a Cayman Islands exempted company incorporated with limited liability (“HH&L”), intends to effect a deregistration under the Cayman Islands Companies Act (As Revised) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which HH&L’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the “HH&L Domestication”).  All securities being registered will be issued by HH&L (after the HH&L Domestication), the continuing entity following the Domestication, which will be renamed “DiaCarta, Inc.” (“DiaCarta PubCo”), as further described in the proxy statement / prospectus.  As used herein, “DiaCarta PubCo” refers to HH&L after the HH&L Domestication, including after such change of name.

(2)

Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(3)

The number of shares of common stock of DiaCarta PubCo being registered represents the number of Class A ordinary shares of a par value of US$0.0001 each of HH&L that were registered pursuant to the Registration Statement on Form S-1 (333-252254) (the “IPO Registration Statement”) and offered by HH&L in its initial public offering (the “HH&L public shares”).  The HH&L public shares will be automatically converted by operation of law into shares of common stock of DiaCarta PubCo in the HH&L Domestication (“DiaCarta PubCo public shares”).

(4)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A ordinary shares of HH&L (the company to which DiaCarta PubCo will succeed following the Domestication) on the NYSE on November 4, 2022 ($9.99 per Class A ordinary share) (such date being within five business days of the date that this registration statement was first filed with the SEC).  This calculation is in accordance with Rule 457(f)(1) of the Securities Act.

(5)

The number of redeemable warrants to acquire shares of common stock of DiaCarta PubCo being registered represents the number of redeemable warrants to acquire HH&L public shares that were registered pursuant to the initial public offering registration statements referenced in note (3) above and offered by HH&L in its initial public offering (the “HH&L public warrants”).  The HH&L public warrants will be automatically converted by operation of law into redeemable warrants to acquire shares of common stock of DiaCarta PubCo in the HH&L Domestication (“DiaCarta PubCo warrants”).

(6)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the warrants of HH&L (the company to which DiaCarta PubCo will succeed following the HH&L Domestication) on the NYSE on November 4, 2022 ($0.0513 per warrant) (such date being within five business days of the date that this registration statement was first filed with the SEC).  This calculation is in accordance with Rule 457(f)(1) of the Securities Act.

(7)

The number of shares of common stock of DiaCarta PubCo being registered represents the sum of:  (a) 43,386,215 shares of DiaCarta PubCo common stock to be issued in connection with the Merger described herein; and (b) the product of (i) 2,613,7852,924,789 DiaCarta common shares reserved for issuance upon the exercise of options and warrants to purchase DiaCarta ordinary shares outstanding as of October 14, 2022 and that may be issued after such date pursuant to the terms of the Merger Agreement (the “Merger Agreement”) described herein, which will convert into rights to receive Aggregate Merger Consideration in accordance with the terms of the Merger Agreement described herein and (ii) an exchange ratio of 0.899819285 shares of DiaCarta PubCo common stock for each DiaCarta ordinary shares.